[LETTERHEAD OF ELVINGER, HOSS & PRUSSEN]

Exhibit 14.1

We hereby consent to being named and to the summarization of advice attributed to us in this Form 20-F of Acergy S.A. for the fiscal year ended November 30, 2009.

By	: /s/ Toinon Hoss

Toinon Hoss

Luxembourg, February 24, 2010